Exhibit 10.4

AMENDMENT NO. 2
TO
SUPPLEMENTAL RETIREMENT PLAN
FOR EXECUTIVES OF EQUIFAX INC.

(As Amended and Restated Effective as of January 1, 2016)

THIS AMENDMENT NO. 2 made as of this 4th day of November, 2020 by Equifax Inc. (the “Company”);

WHEREAS, the Company previously established the Supplemental Retirement Plan for Executives of Equifax Inc. (the “Plan”), which Plan was most recently amended as of December 13, 2019;

WHEREAS, effective as of November 4, 2020, the Company desires to amend the Plan to provide that the Plan Administrator (as defined in the Plan) may authorize the transfer of the Accrued Benefits (as defined in the Plan), and related assets and liabilities, of Participants (as defined in the Plan) in the Plan who terminate active employment with the Company after December 31, 2019 to the “Supplemental Retirement Plan for Former Executives of Equifax Inc.” (the “Inactive SERP”);

NOW, THEREFORE, the Plan is hereby amended, as follows:

1.

Effective as of November 4, 2020, the Accrued Benefits of Participants in the Plan who have terminated employment with the Company (and all affiliated companies) after December 31, 2019 (the “Transferable Participants”) may be transferred to, and assumed by, the Inactive SERP, as determined by the Plan Administrator, in its discretion. If the Plan Administrator authorizes the transfer to, and assumption by, the Inactive SERP of the Accrued Benefits of any Transferable Participant, then the Plan shall have no liability or responsibility for such Accrued Benefits (the “Transferred Accrued Benefits”), and such Transferred Accrued Benefits shall be distributed (or continue to be distributed) to the Transferable Participants in the same amounts and at the same time and in the same manner as such Transferred Accrued Benefits would have been (or were being) distributed under the Plan. Any elections made by Transferable Participants with respect to their Transferred Accrued Benefits shall remain in effect under the Inactive SERP. The Plan Administrator shall have the discretionary authority to take such actions with respect to the transfer of the Transferred Accrued Benefits as it deems necessary or desirable, including taking any actions necessary to comply with Section 409A (as defined in the Plan).

2.

The Plan Administrator hereby has the authority to determine which, if any, Transferable Participants shall have their Accrued Benefits transferred to the Inactive SERP following a Transferable Participant’s termination of active employment with the Company.

3.

This Amendment No. 2 shall be effective as of November 4, 2020. Except as hereby amended, the Plan shall remain in full force and effect.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has executed this Amendment No. 2 as of the date first written above.

EQUIFAX INC.

By:    /s/ Carla J. Chaney
Name:    Carla J. Chaney
Title:    Chief Human Resources Officer
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